Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO:         Vubotics, Inc.

As independent certified public accountants, we hereby consent to the inclusion in the foregoing Form SB-2 Registration Statement, Amendment No. 2, of our report, dated July 19, 2005 , relating to the financial statements of Vubotics, Inc. for the year ended December 31, 2004 and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ Bongiovanni and Associates, CPA’s, PA
Bongiovanni and Associates, CPA’s, PA

Cornelius, North Carolina
February 12, 2007